UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2024

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard Huntsville, Alabama	35806-2807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	ADTN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 (Results of Operations and Financial Condition) and Item 7.01 (Regulation FD Disclosure)

As a company listed on the Frankfurt Stock Exchange, ADTRAN Holdings, Inc. (the “Company”) is subject to German and European securities laws. Article 17 of the Market Abuse Regulation (EU) No. 596/2014 of the European Parliament and of the Council of 16 April 2014 mandates that listed issuers such as the Company provide real time disclosure in certain circumstances. On May 3, 2024, the Company published an ad hoc announcement in Germany disclosing the Company’s expected goodwill impairment charge during the three months ended March 31, 2024.

In connection with the preparation of its consolidated financial statements for the first quarter of 2024, the Company determined that factors such as a decrease in the Company’s market capitalization, cautious service provider spending due to economic uncertainty and continued customer inventory adjustments triggered a quantitative impairment assessment of the Company’s reporting units. Based on this assessment, on May 3, 2024, the Company determined that the carrying value of its Network Solutions segment exceeded its fair value and a material charge for impairment to goodwill will be required for the first quarter of 2024. As a result, the Company expects to record a material impairment charge in an estimated amount of $293 million related to the Company’s goodwill during the three months ended March 31, 2024.

The impairment leads to an increased GAAP operating loss for the first quarter 2024 by the same amount. It will not, however, result in any current or future cash expenditure, and it has no impact on the Company’s GAAP revenue and non-GAAP operating margin guidance for the first quarter of 2024. Additionally, the charge has no impact on the Company’s compliance with covenants under its credit agreement.

A copy of the Company’s ad hoc announcement is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The information included in, or furnished with, Items 2.02 and 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among other things, statements regarding the Company’s estimated goodwill impairment charge, the goodwill impairment charge’s impact on the Company’s financial statements and financial guidance, and related matters. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Our actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks and uncertainties, including risks relating to the final amount of our goodwill impairment charge, its impact on our financial statements, and the risks described in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as amended, and other documents on file with the SEC. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this filing, except as required by applicable law or regulation.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Ad hoc notification dated May 3, 2024 (English translation)

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTRAN Holdings, Inc.

Date: May 3, 2024	By:	/s/ Ulrich Dopfer
Ulrich Dopfer Chief Financial Officer